Exhibit 99.2

                             JOINT FILING AGREEMENT



In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Eon Labs, Inc. is filed jointly, on behalf of each of them. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.



Dated:  March 2, 2005



                                     NOVARTIS AG

                                      By:   /s/ Reto Brandli
                                         ---------------------------------------
                                         Name:  Reto Brandli
                                         Title: Head Group BP&A

                                      By:   /s/ Joerg Walther
                                         --------------------------------------
                                         Name:  Joerg Walther
                                         Title: Authorized Signatory

                                     NOVARTIS CORPORATION

                                      By:   /s/ Martin Henrich
                                         ---------------------------------------
                                         Name:  Martin Henrich
                                         Title: Executive Vice President


                                     ZODNAS ACQUISITION CORP.

                                      By:   /s/ Urs A. Naegelin
                                         ---------------------------------------
                                         Name:  Urs A. Naegelin
                                         Title: Director